EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of The Cato Corporation (the “Company”) on Form 10-Q for the quarter ended May 3, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Derham Cato, President, Vice Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John P. Derham Cato John P. Derham Cato
President, Vice Chairman of the Board
and Chief Executive Officer